AlumiFuel Reduces the Authorized Number of Shares

Huntsville, Ontario--(Newsfile Corp. - April 1, 2021) - Dinatrum/Alumifuel Power Corporation (OTC Pink: AFPW) ("Dinatrum" or the "Company") Mr. Pedro Villagran-Garcia, President & CEO, is pleased to announce that the Company has reduced the number of Authorized Shares and continues to work with a group of Financial Consultants to bring the Company to Fully Reporting.

The CEO has reduced the Company's Authorized Number of Shares to 6,125,000,000 and the number of Preferred Stock was set at 50,000,000 shares.

To be transparent and to provide additional information regarding the Company's Hydrogen Patent to its Shareholders, the CEO has made changes to its new Alumifuel website https://bit.ly/3uu6tXk.

The changes were made specifically in the Products Subsection. The company is continuing to make an assessment on the companies that Control the Company's Physical and Tangible Assets regarding Clean Energy, specifically related to Hydrogen. The CEO is currently signing agreements and renewing obligations with various of the Company's consultants.

Also the Company invites you to follow its new Linkedin Page for Alumifuel Power Corporation Hydrogen Applied Sciences www.linkedin.com/company/alumifuel.

The Company is also pursuing its objectives to develop Real Estate Developments and the Company will keep its shareholders posted as progress is made.

The Company recognizes the importance of presenting Financial Statements as the Company is clearly on path to be reporting at a higher Tier as it works daily to present them to OTC Markets and to the Securities and Exchange Commission.

DINATRUM, INC./ALUMIFUEL POWER CORPORATION

DINATRUM is a Real Estate Developer with projects within North America.

Our Social Media presence is displayed as follows:

https://www.instagram.com/dinatrum13/

https://twitter.com/afpw_ir

https://www.linkedin.com/company/dinatrum1

https://www.facebook.com/dinatrum
https://www.linkedin.com/company/alumifuel

On behalf of the Board,

Pedro Villagran-Garcia,

President & CEO

Alumifuel Power Corporation

For further information, please contact the company at 1-307-212-4657 or by email at info@dinatrum.com

Forward-Looking Statements

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue," "budget," "may," "intend," "estimate," "project" and similar expressions identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to its plans or operations. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the SEC which can be found at www.sec.gov. There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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https://www.newsfilecorp.com/release/78551